FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3

Fidelity Capital Trust

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)	Underwriting Members:(4)	Underwriting Members:(5)
2	FID CAPITAL APPRECIATION	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	4,000	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
3	FID DISCIPLINED EQUITY FUND	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	400	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
3	FID DISCIPLINED EQUITY FUND	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	4,500	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
4	FID STOCK SELECTOR FUND	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	100	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
4	FID STOCK SELECTOR FUND	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	2,000	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
5	FID TECHNOQUANT GR FUND	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	100	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
5	FID TECHNOQUANT GR FUND	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	500	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
1	FID VALUE FUND	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	6,000	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan
6	FIDELITY SMALL CAP SELECTOR	23-Apr-01	27-Apr-01	Aquila Inc	16,500,000	396,000,000	24.00	1,000	472,800	MOTC	Lehman Brothers	Merrill Lynch & Co.	Salomon Smith Barney	Credit Lyonnais Securities (USA) Inc	JP Morgan